EXHIBIT 4.20

EXECUTION VERSION

AMENDMENT AND WAIVER dated as of November 25, 2002 (this “Amendment and Waiver”), to the CREDIT AGREEMENT dated as of August 29, 2001 (the “Credit Agreement”), among AMERISOURCEBERGEN CORPORATION (the “Borrower”); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Administrative Agent (in such capacity, the “Administrative Agent”), as an Issuing Bank and as Swingline Lender and to the SECURITY AGREEMENT referred to therein.

In connection with the merger effective as of October 1, 2002 of the Borrower’s subsidiaries AmeriSource Health Corporation and Bergen Brunswig Corporation (collectively, the “Operating Subsidiaries”), certain of the distribution centers of the Operating Subsidiaries will be consolidated and in connection therewith, the Operating Subsidiaries will enter into amendments to certain receivables securitization facilities (the “Securitization Amendments”). The Borrower has requested that the Lenders amend the definition of “Collateral” contained in the Security Agreement (as defined in the Credit Agreement) and waive Section 6.11 of the Credit Agreement in order to permit the Securitization Amendments substantially in the form attached as Exhibits A and B hereto, and the undersigned Lenders, representing the Required Lenders, are willing so to amend such definition and waive Section 6.11 of the Credit Agreement on the terms and subject to the conditions set forth herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. The definition of the term “Collateral” contained in the Security Agreement is amended by deleting from clauses (vi) and (vii) thereof the words “on the date hereof” and replacing them with the words “as of December 2, 2002”.

SECTION 2. Amendment and Waiver. The Lenders hereby waive compliance with Section 6.11 of the Credit Agreement to the extent, and only to the extent, necessary to permit amendments substantially in the forms attached as Exhibit A and Exhibit B to the agreements governing the Securitizations referred to in Exhibit A and Exhibit B.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lenders as of the date hereof that:

(a) Before and after giving effect to this Amendment and Waiver, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the Effective Date (as defined in Section 4), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(b) At the time of and after giving effect this Amendment and Waiver, no Default has occurred and is continuing.

SECTION 4. Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the date first written above (the “Effective Date”) at such time as each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Required Lenders and the Administrative Agent either (i) counterparts of this Amendment and Waiver signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature pages of this Amendment and Waiver) that such parties have signed counterparts of this Amendment and Waiver.

(b) The Administrative Agent (or its counsel) shall have received such copies of each Securitization Amendment, certified by the President, a Vice President or a Financial Officer of the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders in writing of the Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment and Waiver. Except as expressly set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a Amendment and Waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or an Amendment and Waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment and Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment and Waiver shall constitute a “Loan Document” under the Credit Agreement.

SECTION 6. Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment and Waiver, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 7. Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.

AMERISOURCEBERGEN CORPORATION,

by

/s/ J. F. Quinn
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

ASD SPECIALTY HEALTHCARE, INC.,
AMERISOURCEBERGEN SERVICES CORPORATION,
AMERISOURCEBERGEN DRUG CORPORATION,
AMERISOURCE HEALTH SERVICES CORPORATION,
AUTOMED TECHNOLOGIES, INC.,
HEALTH SERVICES CAPITAL CORPORATION,
JAMES BRUDNICK COMPANY, INC.,

by

/s/ J. F. Quinn
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

AMERISOURCE HERITAGE CORPORATION,

by

/s/ Daniel T. Hirst
	Name:	Daniel T. Hirst
	Title:	Vice President

PHARMACY HEALTHCARE SOLUTIONS, LTD.,
By VALUE APOTHECARIES, INC., its General Partner,

by

/s/ William D. Sprague
	Name:	William D. Sprague
	Title:	Vice President

ALLIANCE HEALTH SERVICES, INC.,
BBC PACKING CORPORATION,
BROWNSTONE PHARMACY, INC.,
DUNNINGTON DRUG, INC.,
DUNNINGTON RX SERVICES OF RHODE ISLAND, INC.,
ION, LLC,
PHARMACY CORPORATION OF AMERICA-MASSACHUSETTS, INC.,
PHARMACY CORPORATION OF AMERICA,
PHARMERICA DRUG SYSTEMS, INC.,
PHARMERICA, INC.,
RIGHTPAK, INC.,
TMESYS, INC.,

by

/s/ William D. Sprague
	Name:	William D. Sprague
	Title:	Vice President

JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), individually, and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,

by

/s/ Dawn Lee Lum
	Name:	Dawn Lee Lum
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (as successor by merger to First Union National Bank)

by
/s/ Jeanette A. Griffin
	Name:	Jeanette A. Griffin
	Title:	Vice President

THE BANK OF NOVA SCOTIA

by
/s/ Carolyn A. Calloway
	Name:	Carolyn A. Calloway
	Title:	Managing Director

SCOTIABANC, INC.

by

/s/ Dana Maloney
	Name:	Dana Maloney
	Title:	Relationship Manager

CREDIT SUISSE FIRST BOSTON

by

/s/ Christopher Lally
	Name:	Christopher Lally
	Title:	Vice President

FLEET NATIONAL BANK

by

/s/ Roger C. Boucher
	Name:	Roger C. Boucher
	Title:	Director

MIZUHO CORPORATE BANK

by

/s/ Kentaro Akashi
	Name:	Kentaro Akashi
	Title:	Deputy General Manager

BANK OF AMERICA, N.A.

by

/s/ Phillip S. Durand
	Name:	Phillip S. Durand
	Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

by

/s/ Brian B. Schwinn
	Name:	Brian B. Schwinn
	Title:	Duly Authorized Signatory

CREDIT LYONNAIS NEW YORK BRANCH

by

/s/ Charles Heidsieck
	Name:	Charles Heidsieck
	Title:	Senior Vice President

WELLS FARGO BANK, N.A.

by

/s/ Peitty Chou
	Name:	Peitty Chou
	Title:	Vice President

ALLFIRST BANK

by

/s/ Theodore K. Oswald
	Name:	Theodore K. Oswald
	Title:	Vice President

RZB FINANCE, L.L.C.

by

/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	Group Vice President

by

/s/ Frank J. Yautz
	Name:	Frank J. Yautz
	Title:	First Vice President

NATIONAL BANK OF KUWAIT, S.A.K., GRAND CAYMAN BRANCH

by

/s/ Muhannad Kamal
	Name:	Muhannad Kamal
	Title:	General Manager

by

/s/ Robert McNeill
	Name:	Robert McNeill
	Title:	Executive Manager

UNITED WORLD CHINESE COMMERCIAL BANK

by

/s/ Robert Wang
	Name:	Robert Wang
	Title:	VP and General Manager

BANK OF COMMUNICATIONS, NEW YORK BRANCH

by

/s/ Decai Li
	Name:	Decai Li
	Title:	General Manager

WINGED FOOT FUNDING TRUST

by

/s/ Ann E. Morris
	Name:	Ann E. Morris
	Title:	Authorized Agent

JUPITER LOAN FUNDING LLC

by

/s/ Ann E. Morris
	Name:	Ann E. Morris
	Title:	Authorized Agent

KZH CNC LLC

by

/s/ Rowena Smith
	Name:	Rowena Smith
	Title:	Authorized Agent

BANK OF IRELAND

by

/s/ Tom Hayes
	Name:	Tom Hayes
	Title:	Director

by

/s/ Gareth Magee
	Name:	Gareth Magee
	Title:	Asst. Manager

IKB CAPITAL CORPORATION

by

/s/ David Snyder
	Name:	David Snyder
	Title:	President

SENIOR DEBT PORTFOLIO

by	Boston Management and Research
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

EATON VANCE SENIOR INCOME TRUST

by	Eaton Vance Management
as Investment Advisor

by
/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

EATON VANCE SENIOR LOAN FUND

by	Eaton Vance Management
as Investment Advisor

by
/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

OXFORD STRATEGIC INCOME FUND

by	Eaton Vance Management
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

EATON VANCE CDO III, LTD.

by	Eaton Vance Management
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

EATON VANCE CDO IV, LTD.

by	Eaton Vance Management
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

CONSTANTINUS EATON VANCE CDO V, LTD.

by	Eaton Vance Management
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

GRAYSON & CO.

by	Boston Management and Research
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

BIG SKY LOAN FUNDI, LTD.

by	Eaton Vance Management
as Investment Advisor

by

/s/ Payson F. Swaffield
	Name:	Payson F. Swaffield
	Title:	Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION

by

/s/ Stephen Goetschius
	Name:	Stephen Goetschius
	Title:	Senior Vice President

THE BANK OF NEW YORK

by

/s/ Michael Flannery
	Name:	Michael Flannery
	Title:	Managing Director

EXHIBIT A

[ATTACH AMENDMENT TO PLAN]

EXHIBIT B

[ATTACH AMENDMENT TO PLAN]